NELNET, INC.
EXECUTIVE OFFICERS INCENTIVE COMPENSATION PLAN
(Effective as of January 1, 2019)

1.	Purpose.

The purpose of the Nelnet, Inc. Executive Officers Incentive Compensation Plan is to advance the interests of Nelnet, Inc. and its shareholders by strengthening its ability to attract, retain, and motivate executive officers of Nelnet, Inc. upon whose judgment, initiative, and efforts ensure the continued success, growth and development of Nelnet, Inc. The intent is to provide them with opportunities to earn performance-based incentive compensation that aligns their interests with the interests of the shareholders, including the achievement of long-term strategic business objectives.

2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Award” means the amount of incentive compensation in the form of a Performance-Based Award for a Performance Period that the Committee has determined is payable to a Participant in accordance with the Plan.

(b)    “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under this Plan upon the death of the Participant, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c)    “Board” means the Board of Directors of the Company.

(d)    “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.

(e)    “Committee” means the Compensation Committee of the Board (or a subcommittee thereof to which authority under this Plan may be delegated by the Compensation Committee of the Board pursuant to Section 3 of this Plan).

(f)    “Company” means Nelnet, Inc., a corporation organized under the laws of Nebraska, or any successor corporation.

(g)    “Executive Officer” means an “executive officer” of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended, including the Executive Chairman of the Board.

(h)    “Participant” means an Executive Officer who has been selected by the Committee to participate in the Plan for a particular Performance Period and be eligible to receive an Award for that Performance Period.

(i)“Performance-Based Award” means an Award as described under Section 4 of the Plan.

(j)    “Performance Period” means a calendar year or such other period established by the Committee in its sole discretion.

(k)    “Plan” means this Nelnet, Inc. Executive Officers Incentive Compensation Plan.

3.    Administration. The Plan shall be administered by the Compensation Committee of the Board, provided that such Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof and, to the extent of any such delegation, references in this Plan to the Committee shall be deemed to be references to such subcommittee. For each Performance Period, the Committee shall select those Executive Officers who will participate in the Plan and be eligible for an Award under the Plan for that Performance Period. The Committee shall have the authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall deem advisable, and to interpret the terms and provisions of the Plan. All determinations made by the Committee with respect to the Plan and Awards thereunder shall be final and binding on all persons, including the Company and all Executive Officers selected by the Committee to participate in the Plan.

4.    Performance-Based Awards.

(a)    The Committee may, from time to time, establish performance criteria with respect to Awards which Participants may be eligible to receive with respect to a Performance Period, and performance goals may be based on one or more of the following criteria:

(i)    Levels of earnings per share; net income; income before income taxes; net interest income; earnings per share or net income excluding derivative market value and other adjustments as the Committee deems appropriate in the Committee’s sole discretion; revenues from fee-based businesses (including measures related to the diversification of revenues from fee-based businesses and increases in revenues through both organic growth and acquisitions); federally insured student loan assets; private education loan assets; consumer loan assets; and total assets;

(ii)    Return on equity (including return on tangible equity); return on assets or net assets; return on capital (including return on total capital or return on invested capital); return on investments; and ratio of equity to total assets;

(iii)    Student loan servicing and other education finance or service customer measures (including loan servicing volume and service rating levels under contracts with the U.S. Department of Education);
(iv)    Success or progress made in efforts to obtain new contracts with the U.S. Department of Education, as well as other loan servicing business;

(v)    Cash flow measures (including cash flows from operating activities, cash flow return on investment, assets, equity, or capital, and generation of long-term cash flows (including net cash flows from the Company’s securitized loan portfolios));

(vi)    Market share;

(vii)    Customer satisfaction levels, and employee engagement, productivity, retention, and satisfaction measures;

(viii)    Operating performance and efficiency targets and ratios, as well as productivity targets and ratios;

(ix)    Levels of, or increases or decreases in, operating margins, operating expenses, and/or nonoperating expenses;

(x)    Business segment, division or unit profitability and other performance measures (including growth in customer base, revenues, earnings before interest, taxes, depreciation and amortization, and segment profitability, as well as management of operating expense levels);

(xi)    Acquisitions, dispositions, projects, or other specific events or transactions (including specific events or transactions intended to enhance the long-term strategic positioning of the Company);

(xii)    Performance of investments;

(xiii)    Regulatory compliance measures; or

(xiv)    Any other criteria as determined by the Committee in its sole discretion.

Any criteria may be used to measure the performance of the Company as a whole and/or any one or more operating segments, divisions, business units, and/or subsidiaries of the Company or any combination thereof, as the Committee may deem appropriate.

(b)    The Committee shall determine whether, with respect to a Performance Period, the applicable performance goals have been met with respect to a particular Participant and, if they have, to ascertain the amount of the applicable Performance-Based Award. The Committee may provide that any evaluation of attainment of a performance goal may include or exclude any extraordinary items.

5.    Payment of Awards. The Award of each Participant for a Performance Period shall be paid after the determination of the payability of such Award is made by the Committee, and in any event the timing of the payment of an Award shall comply in all respects with the provisions of Section 409A of the Code. If a Participant dies after the end of a calendar year but before receiving payment of any Award earned with respect to such year or any period within such year, the amount of such Award shall be paid to a designated Beneficiary, or, if no Beneficiary has been designated, to the Participant’s estate, as soon as practicable after the payability of such Award has been determined, and in any event in compliance with Section 409A of the Code.

6.    Maximum Annual Per-Participant Award Limit. In no event shall the amount paid under the Plan to a Participant with respect to any calendar year exceed 150% of that Participant’s base salary for that year.

7.    Form of Award. The Committee, at their discretion, can determine if the Award is to be paid in cash, stock, or a combination thereof, or provide the option for the Participant to elect to receive their Award in cash, stock, or a combination thereof.

8.    Nontransferability. No Award or rights under this Plan may be transferred or assigned other than by will or by the laws of descent and distribution.

9.    Amendments and Termination. The Board may terminate the Plan at any time and may amend it from time to time; provided, however, that no termination or amendment of the Plan shall adversely affect the rights of a Participant or a Beneficiary to a previously earned Award.

10.    General Provisions.

(a)Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of this Plan or any Award hereunder shall confer upon an Executive Officer any right to continued employment.

(b)    No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

(c)    Governing Law. The validity, construction, and effect of this Plan, and any rules and regulations relating to this Plan, shall be determined in accordance with the laws of the State of Nebraska, without giving effect to principles of conflict of laws thereof.

(d)    Effective Date; Term of Plan. The Plan shall be effective as of January 1, 2019, subject to approval of the Plan by the Company’s shareholders at the Company’s 2019 annual meeting of shareholders. If such shareholder approval is obtained and the Plan becomes effective, the Plan shall expire on January 1, 2024, which is five years after the effective date of the Plan.

(e)    Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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